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                                                                   EXHIBIT 10.69

                       TERMINATION OF CONSULTING AGREEMENT

         THIS AGREEMENT is made as of October 1, 1998, by and between John E. Evans ("Evans") and ALLIED Group, Inc. ("AGI"), ALLIED Life Financial Corporation ("ALFC"), and Nationwide Mutual Insurance Company, a successor company to ALLIED Mutual Insurance Company ("Mutual").

         WHEREAS, Evans and AGI, ALFC and Mutual entered into a Consulting Agreement dated December 14, 1994, as amended December 18, 1994 and May 13, 1997 (the "Consulting Agreement") setting forth the services Evans was to render to AGI, ALFC and Mutual following his retirement; and

         WHEREAS, the parties desire to waive the termination provision set forth in the Agreement and desire to mutually terminate said Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth below and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         Effective October 1, 1998, Evans, AGI, ALFC, and Mutual agree to terminate the Consulting Agreement and hereby release the others from all claims, obligations and rights any may have or may have in the future against any other party to the Consulting Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above first written.


___________________________________    Date:____________
John E. Evans

Nationwide Mutual Insurance Company

By:________________________________    Date:____________

ALLIED Group, Inc.

By:________________________________    Date:____________
     Douglas L. Andersen, President

ALLIED Life Financial Corporation

By:________________________________    Date:____________
     Samuel J. Wells, President